                                                                    EXHIBIT 24.1



                                 Power of Attorney

                                                                    EXHIBIT 24.1


                                  POWER OF ATTORNEY



     I, the undersigned Director of K-tel International, Inc., a Minnesota corporation, do hereby name, constitute and appoint Lawrence Kieves and Steven
A. Kahn, and each of them, my agent and attorney-in-fact, for me and in my behalf as a Director of K-tel International, Inc. to sign and execute a Registration Statement on Form S-8 and any amendments thereto, relating to the registration with the Securities and Exchange Commission of up to 1,813,000 shares of Common Stock, par value $.01 per share, of K-tel International, Inc. in connection with additional shares authorized under the 1997 Option Plan and non-qualified stock options granted by the Board of Directors of K-tel International, Inc. or the Compensation Committee thereof.

     Executed this 12th day March, 1999.



----------------------------------      ------------------------------------
Philip Kives                            Jay William Smalley


---------------------------------       ------------------------------------
Lawrence Kieves                         David Wolinsky


----------------------------------      ------------------------------------
Herbert Davis                           Dennis W. Ward